UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2014
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2014, First Citizens BancShares, Inc. ("BancShares") announced that Craig L. Nix had been elected to serve as Chief Financial Officer of BancShares and its bank subsidiary, First-Citizens Bank & Trust Company ("FCB/NC"), effective that day. Mr. Nix was elected by the Board of Directors on October 28, 2014, and will replace BancShares' and FCB/NC's current Chief Financial Officer, Glenn D. McCoy, who BancShares previously reported would retire following BancShares' acquisition by merger of First Citizens Bancorporation, Inc. ("Bancorp"). The merger became effective October 1, 2014. Mr. McCoy retired from his positions with BancShares and FCB/NC effective November 5, 2014. A copy of BancShares' November 6, 2014 press release announcing Mr. Nix's election and Mr. McCoy's retirement is attached as Exhibit 99.1 to this Report.

Mr. Nix (age 43) previously served as Executive Vice President and Chief Financial Officer of Bancorp from 2001 until its merger into BancShares. As previously reported, when the merger became effective he became Vice President - Finance of BancShares and Executive Vice President ‑ Finance of FCB/NC. He continues to serve as Chief Financial Officer of Bancorp's former bank subsidiary, First Citizens Bank and Trust Co., Inc. ("FCB/SC"), which became a subsidiary of BancShares in connection with the merger. Mr. Nix's position with FCB/SC will continue until the merger of FCB/SC into FCB/NC which is expected to occur during the first quarter of 2015.

Mr. Nix's base salary and other compensatory arrangements agreed to by FCB/NC were previously disclosed in BancShares' Current Report on Form 8-K dated June 20, 2014. In addition, the Agreement and Plan of Merger between BancShares and Bancorp required BancShares or FCB/NC to assume FCB/SC's obligations to Mr. Nix under various other compensatory arrangements that were in effect between FCB/SC and him at the time of the merger, including: FCB/SC's Long-Term Compensation Plan, Senior Executive Management Incentive Plan, 409A Plan, Deferred Compensation Plan, and Pension Plan; and, an Employee Consultation, Post-Retirement, Non-Competition and Death Benefit Agreement. Those other arrangements were previously disclosed in Amendment No. 1 to BancShares' Registration Statement on Form S-4 filed on August 6, 2014.

In connection with Mr. McCoy's retirement, on November 5, 2014, he and FCB/NC entered into a Retirement and Consultation Agreement and Release (the "Retirement Agreement") which provides for:

(1)	Mr. McCoy to be paid his normal salary through November 5, 2014, plus $962 for his 2014 unused paid time off, and to retain all his vested benefits under FCB/NC's benefit and retirement plans;

(2)
Mr. McCoy to remain eligible for a pro rata award under FCB/NC's Long-Term Incentive Plan for 2014, which will be calculated following the end of 2014 in accordance with the terms and conditions of the plan;

(3)
Mr. McCoy to provide consulting services to FCB/NC as an independent contractor on an as-requested basis (not to exceed 80 hours per month) for three months (December 1, 2014 until February 28, 2015), for which FCB/NC will pay him $20,000 per calendar month;

(4)
various covenants and releases under which Mr. McCoy agreed to (i) not solicit the customers or employees, or disclose confidential or proprietary information, of BancShares or FCB/NC in return for FCB/NC's payment to him on or before January 15, 2015, of $333,333, and (ii) a release of claims and a non-disparagement agreement in return for FCB/NC's payment to him on or before January 15, 2015, of $166,667; and

(5)	FCB/NC to pay McCoy a cash bonus for services during 2014 in the amount of $100,000 minus the amount of any award paid to him under the Long-Term Incentive Plan as described in (2) above.

Item 8.01.    Other Events.

On November 6, 2014, BancShares distributed a press release announcing the election of Craig L. Nix as Chief Financial Officer of BancShares and FCB/NC, and the retirement of BancShares' and FCB/NC's current Chief Financial Officer, Glenn D. McCoy, as described above. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits.

The following exhibits are filed with this report.

Exhibit Number	Exhibit Description

99.1	BancShares' press release dated November 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	November 6, 2014	By: /s/ EDWARD L. WILLINGHAM, IV.
Edward L. Willingham, IV.
Chief Operating Officer